SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549





                                  FORM 8-K/A



                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                      Securities and Exchange Commission



               Date of Report (Date of earliest event reported)
                               December 18, 1997


                              HOWELL CORPORATION
            (Exact name of registrant as specified in its charter)



        DELAWARE                    1-8704                   74-1223027
     (State or other             (Commission                (IRS Employer
     jurisdiction of              File Number)            Identification No.)
     incorporation)


          1111 Fannin, Suite 1500, Houston, Texas                77002
                (Address of principal office)                  (Zip Code)



      Registrant's telephone number, including area code: (713) 658-4000

Item 2.     Acquisition or Disposition of Assets
            ------------------------------------

      Howell Corporation ("Company") has agreed to settle certain litigation brought by Snyder Oil Corporation ("Snyder") against the Company and Amoco Production Company ("Amoco"). The litigation arose out of the Company's proposed acquisition of Amoco's oil and gas properties in the Beaver Creek unit in the Wind River Basin of Wyoming ("Beaver Creek Unit"). In the litigation, Snyder claimed a preferential right to purchase the Beaver Creek Unit. Under the terms of the settlement, the Company agreed to relinquish its contractual rights to purchase the Beaver Creek Unit and the associated facilities. Additionally, Amoco agreed to sell to the Company an approximate 31% working interest in the Higgins Unit located in Sweetwater County, Wyoming, and a 1.95% overriding royalty interest covering over 78,000 acres in the Natural Buttes Field located in Uintah County, Utah ("Supplemental Properties"). The purchase price for these predominantly gas properties was $11 million. The estimated total proved reserves attributable to these properties are 8.1 BCFE. The current net daily production from the properties is approximately 1.8 MMCF of natural gas with a projected reserve-to-production index of 12 years.

      Concurrent with the settlement, the Company and Amoco amended the Purchase and Sale Agreement to reflect the acquisition of the additional properties and the removal of the Beaver Creek Unit and associated facilities. The total purchase price for the Amoco Wyoming package, after these adjustments, was $126,449,128.

      In connection with the purchase of the Supplemental Properties, Amoco and the Company entered into a Supplemental Properties Transition Agreement wherein Amoco agreed to continue conducting administrative functions for a limited period of time. The Company will reimburse Amoco for any and all costs, expenses and COPAS overhead charges incurred by Amoco and associated with operating the Supplemental Properties during the term of the agreement. Amoco will receive $5,000 per month for this service and will not be held liable for any claims arising out of its services.

      The settlement completes the Company's acquisition of a group of Amoco's oil and gas properties in Wyoming. The Company had previously announced the initial closing of the purchase of properties valued at $115.4 million as part of this acquisition, with the closing of the purchase of the Beaver Creek Unit subject to the resolution of the litigation with Snyder. With the addition of the Supplemental Properties, the Company is currently producing approximately 10,200 barrels of liquids per day and 15 million cubic feet of gas per day.

Item 7.     Financial Statements and Exhibits
            ---------------------------------

      (a)   Financial statements of businesses acquired.

            Historical Statement of Revenues and Direct Operating Expenses for the Nine Months Ended September 30, 1997 and 1996 (unaudited) and for the Years Ended December 31, 1996, 1995 and 1994 (previously filed).

            Supplementary Financial Information for Oil and Gas Producing Activities (unaudited) (previously filed).

      (b)   Pro forma financial information.

            Pro  Forma  Consolidated   Balance  Sheet  (unaudited)  of  Howell
            Corporation as of September 30, 1997 (previously filed).

            Pro Forma Consolidated Statement of Earnings (unaudited) of Howell Corporation for the nine months ended September 30, 1997 and for the fiscal year ended December 31, 1996 (previously filed).

      (c)   Exhibits.

            2 Purchase and Sale Agreement dated November 20, 1997 between Howell Petroleum Corporation and Amoco Production Company (previously filed).

            2.1 First Amendment to Purchase and Sale Agreement dated May 22, 1998, between Howell Petroleum Corporation and Amoco Production Company (filed herewith).

            23 Consent of Independent Auditors concerning incorporation by reference in Howell's Registration Statement on Form S-8 (previously filed).

            99.1 Credit Agreement dated December 17, 1997 between Howell Petroleum Corporation and Bank of Montreal (previously filed).

            99.2 Guaranty Agreement dated December 17, 1997 between Howell Corporation and Bank of Montreal (previously filed).





                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          HOWELL CORPORATION


Date:  June 5, 1998                       By: /s/ ROBERT T. MOFFETT
                                             ----------------------------
                                                  Robert T. Moffett
                                                  Vice President




                                 EXHIBIT INDEX


Exhibit
Number                        Description
-------                       -----------

  2.1 First Amendment to Purchase and Sale Agreement dated May 22, 1998, between Howell Petroleum Corporation and Amoco Production Company.